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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 2, 2005

                             NEWPARK RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                     1-2960                72-1123385
  (State or other jurisdiction         (Commission           (IRS Employer
        of incorporation)             File Number)        Identification No.)

          3850 North Causeway, Suite 1770
                Metairie, Louisiana                                 70002
     (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (504) 838-8222


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13a-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Effective as of May 2, 2005, Newpark and James D. Cole entered into a new employment agreement that supersedes Mr. Cole's previous employment agreement and provides for his continued employment as Chief Executive Officer in 2005, his employment as Chairman of Newpark Environmental Water Solutions LLC ("NEWS") from the earlier of January 1, 2006, or the date his replacement as Chief Executive Officer takes office, through December 31, 2007, and the payment of retirement benefits.

         Under the new employment agreement, Mr. Cole will be entitled to receive the following compensation and benefits in 2005 (whether he is serving as Chief Executive Officer or Chairman of NEWS):

         o        Annual base salary of $320,000;

         o An opportunity under Newpark's executive incentive compensation plan ("EICP") to earn a cash bonus of between 70% and 140% of his base salary based on the satisfaction of performance criteria related to Newpark's return on equity (25%), EBIT return on average assets (25%) and earnings per share (20%) and the satisfaction of personal objectives related to NEWS (30%);

         o Continued eligibility to receive stock options and performance based awards under Newpark's 2003 Long-Term Incentive Plan (the "Stock Incentive Plan"), as determined in the discretion of the Compensation Committee;

         o Continued eligibility for future vesting of awards made under the Stock Incentive Plan in 2003, 2004 and 2005 if the applicable performance criteria are satisfied (regardless of whether Mr. Cole is employed by Newpark when the applicable three-year performance period ends);

         o        Use of an automobile; and

         o Participation in the life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to executive personnel.

         Commencing on January 1, 2006, Mr. Cole will be entitled to receive the following compensation and benefits for serving as Chairman of NEWS:

         o        Annual base salary of $200,000;

         o Continued eligibility for participation in the EICP for a minimum of three years (regardless of employment status), with an opportunity to earn an annual cash bonus of between 50% and 100% of his base salary based on the satisfaction of performance criteria to be determined by the Compensation Committee or, if greater, a bonus equal to 5% of the pre-tax profits of NEWS;

         o Continued eligibility to receive stock options and performance based awards under the Stock Incentive Plan on the same basis as the Chief Operating Officer and Chief Financial Officer and as determined in the discretion of the Compensation Committee, with the opportunity to vest in these awards at the end of the applicable performance period regardless of employment status;

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         o        Use of an automobile; and

         o Participation in the life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to executive personnel.

The term of Mr. Cole's employment as Chairman of NEWS will expire on December 31, 2007, unless extended by the mutual agreement of Mr. Cole and Newpark.

         Upon Mr. Cole's retirement from Newpark on December 31, 2007 (or such later date as may be mutually agreed upon by Mr. Cole and Newpark), Mr. Cole will be entitled to receive the following retirement benefits, contingent upon his execution of a three-year non-competition agreement (limited by law to two years in Louisiana):

         o        Two annual payments of $320,000;

         o Accelerated vesting of all stock options, with each option remaining exercisable for the remainder of its stated term;

         o Continued eligibility for vesting of all performance based share awards if the applicable performance criteria are satisfied (notwithstanding Mr. Cole will not be an employee at the end of the applicable performance periods);

         o Continued life and health insurance coverage for two years following termination of employment; and

         o The opportunity to purchase the automobile made available to him while employed at Newpark at book value.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         On May 2, 2005, the Board of Directors of Newpark Resources, Inc. ("Newpark") announced that it has begun a search for a new corporate chief executive officer ("CEO") as James D. Cole, Newpark's CEO, will undertake the role of Chairman and CEO of Newpark Environmental Water Solutions, a wholly owned subsidiary of the Company. Cole will remain CEO of Newpark until the Board of Directors names a successor.

         The press release containing the announcement is attached to this Form 8-K as Exhibit 99.1.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

     99.1  Press release issued by Newpark Resources, Inc. on May 2, 2005.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               NEWPARK RESOURCES, INC.

Dated: May 2, 2005                     By: /s/ Matthew W. Hardey
                                       -----------------------------------
                                               Matthew W. Hardey, Vice President
                                               and Chief Financial Officer

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                                  EXHIBIT INDEX

EXHIBIT NO.                    DESCRIPTION
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99.1              Press Release, dated as of May 2, 2005